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                                                                 Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Central European Distribution Company for the registration of 996,000 shares of its common stock and to the incorporation by reference therein of our report dated March 14, 2003, with respect to the consolidated financial statements of Central European Distribution Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst and Young Audit Sp. z o.o.
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Ernst and Young Audit Sp. z o.o.

Warsaw, Poland
April 18, 2003